Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2023

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a second quarter 2023 net loss of $187,000, or $0.01 per diluted common share. This earnings performance was a $2,168,000, or 109.4%, decrease from the second quarter of 2022 when net income totaled $1,981,000, or $0.12 per diluted common share. For the six-month period ended June 30, 2023, the Company reported net income of $1,328,000, or $0.08 per diluted common share.  This represents a 69.2% decrease in earnings per share from the six-month period of 2022 when net income totaled $4,399,000, or $0.26 per diluted common share.  The following table highlights the Company’s financial performance for both the three- and six-month periods ended June 30, 2023, and 2022:

	Second Quarter 2023	Second Quarter 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022

Net income (loss)	$(187,000)	$1,981,000	$1,328,000	$4,399,000
Diluted earnings per share	$(0.01)	$0.12	$0.08	$0.26

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2023 second quarter financial results: “The net loss that AmeriServ Financial reported in the second quarter of 2023 was primarily attributable to legal and professional costs incurred to defend the company against an activist investor waging a proxy contest for Board seats. We continued to effectively operate our customer relationship focused community bank in a conservative manner during this period of external distraction as we took necessary steps to protect the best interests of all shareholders and stakeholders. Since the end of 2022, we have seen an increase of $19.0 million, or 1.7%, in deposits, which demonstrates customer confidence and the strength and loyalty of our core deposit base. Total loan balances are comparable with prior year-end and grew during the second quarter. Additionally, wealth management revenues have shown modest growth for the past two consecutive quarters. We believe that our Company is well positioned to withstand ongoing market volatility and potential industry-related challenges that we may face through the remainder of 2023.”

All second quarter and six months of 2023 financial performance metrics within this document are compared to the second quarter and six months of 2022 unless otherwise noted.

The Company's net interest income in the second quarter of 2023 decreased by $1.0 million, or 10.0%, from the prior year's second quarter and, for the first six months of 2023, decreased by $1.3 million, or 6.3%, when compared to the first six months of 2022.  The Company’s net interest margin of 2.89% for the second quarter of 2023 and 2.96% for the six-month timeframe represents a 34-basis point decrease for the quarter and a 23-basis point decline for the six-months.  The decrease in net interest income reflects total interest expense increasing to a higher level than the increase in total interest income.  The Company continues to benefit from increased yields on total loans and investment securities due to a higher U.S. Treasury yield curve and the Federal Reserve’s action to tighten monetary policy in their effort to tame decades high inflation.  But, similar to what is occurring across the banking industry, the increased national interest rates have caused total deposit and borrowing costs to increase to a higher degree, resulting in net interest margin compression and lower net interest income.  Second quarter and six months 2023 financial results also reflect an increase in the Company’s provision for credit losses after a provision benefit was recognized in both time periods last year.  Total non-interest income is lower for the second quarter of 2023 but improved for the six-month time period.  Total non-interest expense is higher for both time periods in 2023 compared to 2022, due to additional legal and professional services costs related to defending the Company against an activist shareholder.  Overall, the decrease to net interest income, along with a higher provision for credit losses and increased non-interest expense resulted in the lower level of earnings in both the second quarter and six months of 2023.

Total average loans in the second quarter of 2023 are higher than the 2022 second quarter average by $9.1 million, or 0.9%, while total average loans for the first six months of 2023 were $8.0 million, or 0.8%, higher than the 2022 six-month average.  Excluding PPP loans, which still existed on the balance sheet in 2022, the favorable comparisons for total average loans in both time periods of 2023 would increase to $13.8 million, or 1.4%, for the second quarter, and increase to $16.4 million, or 1.7%, for the six months.  Loan pipelines continue to be strong, but customers have delayed fundings given the uncertainty that exists in the economy and expectations regarding interest rates.  Therefore, loan production in 2023 has been slower so far this year than what was experienced in 2022.  However, the strong level of production experienced throughout 2022 resulted in total average loans in 2023 comparing favorably to both the second quarter and six-month time periods of 2022.  Growth in commercial & industrial loans (C&I) and home equity loans more than offset decreased commercial real estate (CRE), residential mortgage and consumer loans.  Overall, the higher interest rate environment along with the higher average volumes of C&I and home equity loans, resulted in total loan interest income improving by $2.9 million, or 29.7%, for the second quarter of 2023, and by $5.7 million, or 29.5%, for the six months of 2023 when compared to both time periods of last year.  This increase occurred despite a $376,000 total reduction in PPP loan related income in 2023.

Total investment securities averaged $263.9 million for the first half of 2023 which is $32.8 million, or 14.2%, higher than the $231.0 million average for the first half of last year.  The increase reflects additional securities purchased primarily during 2022 as the increased U.S. Treasury yield curve resulted in a more favorable market for securities purchasing activity causing the Company to redeploy some of its short-term excess liquidity.  Overall, the higher rates resulted in yields for new federal agency mortgage-backed securities and federal agency bonds improving and exceeding the overall average yield of the existing securities portfolio causing interest income from investments to increase by $1.2 million, or 37.0%, through six months of this year.  So far in 2023, purchases of securities have slowed significantly as more funds have been allocated to the loan portfolio and the Company has been controlling the amount of overnight borrowed funds.  The rising national interest rates caused the rate on overnight borrowed funds to be in line with or exceed the yield on the typical types of federal agency mortgage-backed securities that are normally purchased.  While yields on new security purchases still exceed the overall average yield of the existing securities portfolio, the shrinking and in some cases negative spread between overnight borrowings and the yield on new securities caused the slowdown in purchasing activity.  Thus, the new investment security purchases have primarily been used to replace maturing securities cash flow in order to maintain appropriate balances for public funds pledging purposes. Overall, the 2023 first six-month average balance of total interest earning assets increased since last year’s six-month average by $7.3 million, or 0.6%, while total interest income increased by $6.9 million, or 30.6%, since the first six months of 2022.

On the liability side of the balance sheet, through six months, total average deposits are $7.4 million, or 0.6%, lower compared to the first six months of 2022.  The modest decrease since last year is reflective of a portion of the funds from the government stimulus programs leaving the balance sheet and reflects greater pricing competition in the market to retain deposits because of the increasing national interest rates.  Since early March 2023 when two large bank failures occurred, customer fear of contagion within the industry caused deposit flight, especially uninsured deposits, from certain banks to other financial services providers.  Despite this turmoil, AmeriServ Financial’s core deposit base continued to demonstrate the strength and stability that it has for many years.  Total deposits in fact grew during the first six months of 2023 by $19.0 million, or 1.7%, on an end of period basis since December 31, 2022, demonstrating customer confidence in our bank.  The Company does not utilize brokered deposits as a funding source.  In addition to its strong, loyal core deposit base, the Company has several other sources of liquidity, including a significant unused borrowing capacity at the Federal Home Loan Bank, overnight lines of credit at correspondent banks and access to the Federal Reserve Discount Window.  The loan to deposit ratio averaged 85.2% in the second quarter of 2023, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is strongly positioned to support our customers and our community during times of economic volatility.

Total interest expense increased by $4.4 million, or 311.2%, for the second quarter of 2023, and by $8.2 million, or 306.2%, for the six months of 2023 when compared to both time periods of last year, due to higher deposit and short-term borrowings interest expense.  Deposit interest expense was higher by $7.5 million, or 425.6%, despite the first six months 2023 average volume of total interest bearing deposits remaining relatively consistent with the 2022 first six-month average, growing by $8.9 million, or 0.9%. The rising national interest rates resulted in certain deposit products, particularly public funds, that are tied to a market index, repricing upward with the move in national interest rates causing interest expense to increase.  Additionally, increased market competition has caused the Company to increase rates on certain shorter-term certificates of deposit in order to retain funds. For interest rate risk management purposes and to offset a portion of the unfavorable impact that rising funding costs are having on net interest income, management proactively executed a $50 million interest rate hedge in February 2023 and another $10 million interest rate hedge in April 2023 to fix the cost of certain deposits that are indexed and move with short-term interest rates.  These hedging transactions brought the Company’s variability of net interest income to a more neutral position.  Overall, total deposit cost averaged 1.61% in the first half of 2023, which is 131 basis points higher than total deposit cost of 0.30% in the first half of 2022.

Total borrowings interest expense increased by $701,000, or 76.9%, in the first half 2023 compared to the first half of 2022. The increase results from the impact that the higher national interest rates had on overnight borrowings cost as well as the Company utilizing more overnight borrowed funds so far in 2023. Total overnight borrowings averaged $32.8 million in the first half of 2023 after only $750,000 of average overnight borrowings were utilized during the first half of 2022. As mentioned previously, given the high cost of overnight borrowed funds, management has been effectively controlling the usage of this funding source. As a result, average overnight borrowed funds in the second quarter of 2023 decreased by $15.8 million, or 38.7%, from the first quarter of 2023 average balance. Borrowings interest expense was favorably impacted by reduced interest expense from Federal Home Loan Bank (FHLB) term borrowings, which declined by $122,000, or 36.7%, during the six months of 2023 compared to 2022. The average balance of FHLB term borrowings was lower in the first half of 2023 by $20.7 million, or 53.6%, as the strength of the Company’s liquidity position allowed management to let FHLB term advances mature during 2022 and not be replaced. However, given the inversion in the yield curve, FHLB term advances have rates that are lower than the cost of overnight borrowed funds. Therefore, management is replacing matured FHLB term advances in 2023.

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (CECL), as of January 1, 2023.  The adoption of this accounting standard necessitated that a day one increase of $1.2 million be made to the allowance for credit losses on our loan portfolio.  Furthermore, ASU 2016-13 necessitated that the Company establish an allowance for expected credit losses for held to maturity (HTM) debt securities.  Based upon the credit quality of the Company’s HTM debt securities portfolio, the day one allowance for credit losses on our HTM securities portfolio totaled $114,000.  Both day one adjustments were consistent with the estimates that management disclosed in the Company’s 2022 Form 10-K.

The Company recorded a $43,000 expense for the provision for credit losses in the second quarter of 2023 after recognizing a $325,000 benefit in the second quarter of 2022 resulting in a net unfavorable change of $368,000.  For the first six months of 2023, the Company recorded $1.2 million of expense for the provision for credit losses after recognizing a $725,000 benefit in the first six months of 2022 resulting in a net unfavorable change of $1.9 million.  Included in the six-month 2023 provision expense was the recognition of a $926,000 loss from a subordinated debt investment with Signature Bank which was closed by banking regulators on March 12, 2023.  This was described in the Company’s first quarter 2023 press release.  The 2023 provision for credit losses for the loan portfolio in both time periods was necessary due to risk rating and non-accrual activity. Total classified and criticized loan levels exhibited a net increase during the first six months of 2023 due to the downgrade of three commercial real estate loan relationships.  Overall non-performing assets remain well controlled, totaling $5.7 million, or 0.57% of total loans, on June 30, 2023.  Through six months of 2023, the Company experienced net loan charge-offs of $61,000, or 0.01% of total average loans, which compares favorably to net charge-offs of $105,000, or 0.02% of total average loans, in the first half of 2022.  In summary, the allowance for credit losses on the loan portfolio provided 216% coverage of non-performing assets, and 1.24% of total loans, on June 30, 2023, compared to 207% coverage of non-performing assets, and 1.08% of total loans, on December 31, 2022.

Total non-interest income in the second quarter of 2023 decreased by $276,000, or 6.7%, from the prior year's second quarter but improved by $896,000, or 10.6%, in the first half of 2023 when compared to the first half of 2022.  Wealth management fees decreased by $187,000, or 6.3%, for the second quarter of 2023 and are $614,000, or 10.0%, lower for the six months compared to 2022.  Unfavorable market conditions for both equity securities and bonds have reduced the market value of wealth management assets.  Also, new customer business growth has only partially offset the unfavorable impact of market conditions on fee income.  The fair market value of wealth management assets declined since December 31, 2021, by $266.1 million, or 9.8%, and totaled $2.4 billion at June 30, 2023.  Other income is $122,000, or 20.3%, lower for the second quarter of 2023 and $226,000, or 19.4%, lower for the six months due to the recognition of a credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  The improvement to total non-interest income for the 2023 six-month time period was due to AmeriServ Financial Bank selling all 7,859 shares of the Class B common stock of Visa Inc. that the bank owned for a sale price of $1.7 million. The shares had no carrying value on the bank’s balance sheet since there was no historical cost basis in the shares.  Therefore, the entire sale was recognized as a gain.  The Company elected to capture this gain in 2023 due to volatility and uncertainty in the financial markets. Finally, net realized gains on loans held for sale decreased by $66,000, or 50.8%, for the first half of 2023, as the limited housing supply along with sharply higher interest rates continues to unfavorably impact residential mortgage loan production.

Total non-interest expense in the second quarter of 2023 increased by $1.1 million, or 8.8%, when compared to the second quarter of 2022 and increased by $1.6 million, or 6.6%, during the first half of 2023 when compared to the first half of 2022.  The rise in total non-interest expense for both time periods is primarily due to increased legal and professional fees related to the Company’s recent annual meeting proxy contest and defense against an activist investor. These costs amounted to $1.1 million in the second quarter of 2023 and $1.7 million for the six-month period. Given that the Company’s shareholders voted to elect the Board’s slate of director candidates, the Company expects costs related to the activist issue to decline significantly in the second half of 2023. Salaries & employee benefits increased by $535,000, or 3.7%, in the first half of 2023.  The increase is attributed to the annual employee merit increases, a greater level of full-time equivalent employees (FTE) as the Company filled certain open positions that were vacant last year, and the impact that inflationary pressures are having on the cost of new hires.  Partially offsetting the higher level of salaries was lower incentive compensation and pension expense as there are fewer employees in the defined benefit pension plan due to numerous retirements over the past few years. Data processing and IT expense increased by $268,000, or 14.2%, in the six months of 2023 due to increased software costs from our core data provider and additional expenses related to monitoring our computing and network environment. These negative items were partially offset by a $1.1 million, or 32.8%, reduction in other expense for the six months of 2023 as the Company did not have to recognize a pension settlement charge in the first half of 2023.  Finally, the Company recorded an income tax credit of $61,000, in the second quarter of 2023, which compares to income tax expense of $496,000, or an effective tax rate of 20.0%, for the second quarter of 2022. For the six-month period in 2023, the Company’s effective tax rate of 19.0% is lower than the 20.0% effective tax rate in 2022 due to the reduced level of pre-tax income this year.

The Company had total assets of $1.346 billion, shareholders' equity of $103.6 million, a book value of $6.04 per common share and a tangible book value(1) of $5.24 per common share on June 30, 2023.  The decline in the Company’s book value and tangible book value per share at June 30, 2023 compared to December 31, 2022 reflects a decrease in the fair value of the Company’s available for sale investment securities by $2.7 million due to higher interest rates. Note that this caused a greater accumulated other comprehensive loss within total equity since December 31, 2022, as the decline in market value of the Company’s available for sale investment securities portfolio more than offset a positive market value adjustment for the interest rate hedges. There was no required revaluation of the net pension liability during the first half of 2023.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of June 30, 2023.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; expense and reputational impact on the Company as a result of litigation related to its proxy contest; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2023

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2023

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,515	$(187)	$1,328

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%	(0.06)%	0.20%
Return on average equity	5.85	(0.72)	2.55
Return on average tangible common equity (1)	6.73	(0.82)	2.93
Net interest margin	3.03	2.89	2.96
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.02)	0.01
Efficiency ratio (3)	79.58	101.55	89.76

EARNINGS PER COMMON SHARE:
Basic	$0.09	$(0.01)	$0.08
Average number of common shares outstanding	17,131	17,147	17,139
Diluted	0.09	(0.01)	0.08
Average number of common shares outstanding	17,155	17,147	17,148
Cash dividends paid per share	$0.030	$0.030	$0.060

2022

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$2,418	$1,981	$4,399

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.73%	0.59%	0.66%
Return on average equity	8.48	7.10	7.80
Return on average tangible common equity (1)	9.62	8.10	8.87
Net interest margin	3.14	3.23	3.19
Net charge-offs (recoveries) as a percentage of average loans	0.03	0.01	0.02
Efficiency ratio (3)	81.38	84.89	83.14

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.12	$0.26
Average number of common shares outstanding	17,094	17,109	17,102
Diluted	0.14	0.12	0.26
Average number of common shares outstanding	17,146	17,149	17,148
Cash dividends paid per share	$0.025	$0.030	$0.055

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2023

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957	$1,345,721
Short-term investments/overnight funds	4,116	3,366
Investment securities, net of allowance for credit losses - securities	238,613	232,259
Total loans and loans held for sale, net of unearned income	980,877	988,221
Paycheck Protection Program (PPP) loans (4)	19	18
Allowance for credit losses - loans	12,132	12,221
Intangible assets	13,731	13,724
Deposits	1,131,789	1,127,569
Short-term and FHLB borrowings	69,124	72,793
Subordinated debt, net	26,654	26,665
Shareholders’ equity	105,899	103,565
Non-performing assets	4,599	5,650
Tangible common equity ratio (1)	6.92%	6.74%
Total capital (to risk weighted assets) ratio	14.17	14.00
PER COMMON SHARE:
Book value	$6.18	$6.04
Tangible book value (1)	5.38	5.24
Market value (2)	3.05	2.54
Wealth management assets – fair market value (5)	$2,354,498	$2,446,639

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308	315
Branch locations	17	17
Common shares outstanding	17,147,270	17,147,270

2022

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,331,265	$1,321,402	$1,350,048	$1,363,874
Short-term investments/overnight funds	13,588	10,714	4,133	4,132
Investment securities, net of allowance for credit losses - securities	223,286	231,255	236,867	241,386
Total loans and loans held for sale, net of unearned income	978,692	965,587	979,450	990,825
Paycheck Protection Program (PPP) loans (4)	7,835	2,242	24	22
Allowance for credit losses - loans	11,922	11,568	10,672	10,743
Intangible assets	13,761	13,753	13,746	13,739
Deposits	1,140,889	1,142,756	1,152,813	1,108,537
Short-term and FHLB borrowings	37,863	34,028	54,796	108,406
Subordinated debt, net	26,613	26,624	26,634	26,644
Shareholders’ equity	113,692	106,392	101,587	106,178
Non-performing assets	3,401	3,240	4,596	5,200
Tangible common equity ratio (1)	7.58%	7.08%	6.57%	6.85%
Total capital (to risk weighted assets) ratio	14.01	14.33	13.92	13.87
PER COMMON SHARE:
Book value	$6.65	$6.22	$5.94	$6.20
Tangible book value (1)	5.84	5.41	5.13	5.40
Market value (2)	4.04	3.94	3.80	3.94
Wealth management assets – fair market value (5)	$2,633,096	$2,372,772	$2,290,678	$2,314,414

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	301	310	306	315
Branch locations	17	17	17	17
Common shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Paycheck Protection Program (PPP) loans are included in total loans and loans held for sale, net of unearned income.
(5)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2023

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$12,276	$12,609	$24,885
Interest on investments	2,298	2,270	4,568
Total Interest Income	14,574	14,879	29,453

INTEREST EXPENSE
Deposits	4,189	5,019	9,208
All borrowings	863	750	1,613
Total Interest Expense	5,052	5,769	10,821

NET INTEREST INCOME	9,522	9,110	18,632
Provision (credit) for credit losses	1,179	43	1,222
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	8,343	9,067	17,410

NON-INTEREST INCOME
Wealth management fees	2,738	2,789	5,527
Service charges on deposit accounts	266	280	546
Net realized gains on loans held for sale	26	38	64
Mortgage related fees	33	34	67
Gain on sale of Visa Class B shares	1,748	0	1,748
Bank owned life insurance	239	242	481
Other income	457	479	936
Total Non-Interest Income	5,507	3,862	9,369

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175	7,728	14,903
Net occupancy expense	772	713	1,485
Equipment expense	415	422	837
Professional fees	1,308	1,907	3,215
Data processing and IT expense	1,078	1,080	2,158
FDIC deposit insurance expense	125	175	300
Other expenses	1,090	1,152	2,242
Total Non-Interest Expense	11,963	13,177	25,140

PRETAX INCOME (LOSS)	1,887	(248)	1,639
Income tax expense (benefit)	372	(61)	311
NET INCOME (LOSS)	$1,515	$(187)	$1,328

2022

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,496	$9,725	$19,221
Interest on investments	1,532	1,802	3,334
Total Interest Income	11,028	11,527	22,555

INTEREST EXPENSE
Deposits	796	956	1,752
All borrowings	465	447	912
Total Interest Expense	1,261	1,403	2,664

NET INTEREST INCOME	9,767	10,124	19,891
Provision (credit) for credit losses	(400)	(325)	(725)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	10,167	10,449	20,616

NON-INTEREST INCOME
Wealth management fees	3,165	2,976	6,141
Service charges on deposit accounts	272	263	535
Net realized gains on loans held for sale	95	35	130
Mortgage related fees	33	32	65
Gain on sale of Visa Class B shares	0	0	0
Bank owned life insurance	209	231	440
Other income	561	601	1,162
Total Non-Interest Income	4,335	4,138	8,473

NON-INTEREST EXPENSE
Salaries and employee benefits	7,405	6,963	14,368
Net occupancy expense	741	697	1,438
Equipment expense	397	415	812
Professional fees	630	838	1,468
Data processing and IT expense	953	937	1,890
FDIC deposit insurance expense	145	130	275
Other expenses	1,208	2,130	3,338
Total Non-Interest Expense	11,479	12,110	23,589

PRETAX INCOME (LOSS)	3,023	2,477	5,500
Income tax expense (benefit)	605	496	1,101
NET INCOME (LOSS)	$2,418	$1,981	$4,399

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2023		2022
	2QTR	SIX MONTHS	2QTR	SIX MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$986,111	$986,302	$976,995	$978,272
Short-term investments and bank deposits	3,727	4,051	28,684	37,608
Total investment securities	261,769	263,882	240,615	231,037
Total interest earning assets	1,251,607	1,254,235	1,246,294	1,246,917

Non-interest earning assets:
Cash and due from banks	16,612	16,512	17,882	17,824
Premises and equipment	17,299	17,394	17,395	17,386
Other assets	74,608	74,853	80,729	81,145
Allowance for credit losses	(13,332)	(12,739)	(12,070)	(12,291)
Total assets	$1,346,794	$1,350,255	$1,350,230	$1,350,981

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$225,260	$225,993	$229,394	$229,333
Savings	129,672	131,096	139,963	137,925
Money market	303,950	300,776	291,998	291,569
Other time	299,913	297,215	284,935	287,340
Total interest bearing deposits	958,795	955,080	946,290	946,167
Borrowings:
Federal funds purchased and other short-term borrowings	24,967	32,843	1,500	750
Advances from Federal Home Loan Bank	18,209	17,949	36,190	38,691
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	3,206	3,241	3,475	3,504
Total interest bearing liabilities	1,032,177	1,036,113	1,014,455	1,016,112

Non-interest bearing liabilities:
Demand deposits	198,984	198,431	216,596	214,745
Other liabilities	10,720	10,709	7,281	6,346
Shareholders’ equity	104,913	105,002	111,898	113,778
Total liabilities and shareholders’ equity	$1,346,794	$1,350,255	$1,350,230	$1,350,981

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principal	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899
Net loss	0	0	0	(187)	0	(187)
Exercise of stock options and stock option expense	0	0	12	0	0	12
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,560)	(2,560)
Market value adjustment for interest rate hedge	0	0	0	0	916	916
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2023	$268	$(83,280)	$146,343	$64,604	$(24,370)	$103,565

2022

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2021	$267	$(83,280)	$146,069	$60,005	$(6,512)	$116,549
Net income	0	0	0	2,418	0	2,418
Exercise of stock options and stock option expense	0	0	93	0	0	93
Adjustment for defined benefit pension plan	0	0	0	0	919	919
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(5,860)	(5,860)
Common stock cash dividend	0	0	0	(427)	0	(427)
Balance at March 31, 2022	$267	$(83,280)	$146,162	$61,996	$(11,453)	$113,692
Net income	0	0	0	1,981	0	1,981
Exercise of stock options and stock option expense	0	0	13	0	0	13
Adjustment for defined benefit pension plan	0	0	0	0	(4,488)	(4,488)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(4,292)	(4,292)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at June 30, 2022	$267	$(83,280)	$146,175	$63,463	$(20,233)	$106,392
Net income	0	0	0	2,102	0	2,102
Exercise of stock options and stock option expense	0	0	23	0	0	23
Adjustment for defined benefit pension plan	0	0	0	0	(47)	(47)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(6,370)	(6,370)
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2022	$267	$(83,280)	$146,198	$65,052	$(26,650)	$101,587
Net income	0	0	0	947	0	947
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	3,932	3,932
Adjustment for unrealized gain on available for sale securities	0	0	0	0	198	198
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2023

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,515	$(187)	$1,328

Average shareholders’ equity	105,092	104,913	105,002
Less: Average intangible assets	13,734	13,727	13,731
Average tangible common equity	91,358	91,186	91,271

Return on average tangible common equity (annualized)	6.73%	(0.82)%	2.93%

	1QTR	2QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899	$103,565
Less: Intangible assets	13,731	13,724
Tangible common equity	92,168	89,841

TANGIBLE ASSETS
Total assets	1,345,957	1,345,721
Less: Intangible assets	13,731	13,724
Tangible assets	1,332,226	1,331,997

Tangible common equity ratio	6.92%	6.74%

Total shares outstanding	17,147,270	17,147,270

Tangible book value per share	$5.38	$5.24

2022

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$2,418	$1,981	$4,399

Average shareholders’ equity	115,658	111,898	113,778
Less: Average intangible assets	13,766	13,757	13,761
Average tangible common equity	101,892	98,141	100,017

Return on average tangible common equity (annualized)	9.62%	8.10%	8.87%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$113,692	$106,392	$101,587	$106,178
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible common equity	99,931	92,639	87,841	92,439

TANGIBLE ASSETS
Total assets	1,331,265	1,321,402	1,350,048	1,363,874
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible assets	1,317,504	1,307,649	1,336,302	1,350,135

Tangible common equity ratio	7.58%	7.08%	6.57%	6.85%

Total shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

Tangible book value per share	$5.84	$5.41	$5.13	$5.40